Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
FuelCell Energy, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-224154, 333-217250, 333-211092, 333-195848, 333-181021, 333-177045, 333-166164, and 333-140168) on Form S-8 and (Nos. 333-226792, 333-215530, 333-201428, 333-201427, 333-187290, 333-185221, and 333-166565) on Form S‑3 of FuelCell Energy, Inc. of our report dated January 10, 2019, with respect to the consolidated balance sheets of FuelCell Energy, Inc. and subsidiaries as of October 31, 2018 and 2017, the related consolidated statements of operations and comprehensive loss, changes in equity, and cash flows for each of the years in the three-year period ended October 31, 2018, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of October 31, 2018, which report appears in the October 31, 2018 annual report on Form 10‑K of FuelCell Energy, Inc.

/s/ KPMG LLP

Hartford, Connecticut
January 10, 2019